UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330
New York, New York		10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 600-6438

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 18, 2025, IN8bio, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which the Company agreed to issue and sell shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and, in lieu of Common Stock, pre-funded warrants (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”) to purchase shares of Common Stock (the “Warrant Shares”), in up to two closings in a private placement (the “Private Placement”).

The initial closing (the “Initial Closing”) of the Private Placement is anticipated to occur on or about December 22, 2025, subject to customary closing conditions. At the Initial Closing, the Company has agreed to issue and sell to the Investors an aggregate of 5,127,029 Shares of Common Stock, at a purchase price of $1.38 per Share (the “Share Price”), and, in lieu of Common Stock, Pre-Funded Warrants to purchase up to 9,452,677 Warrant Shares, at a purchase price of $1.3799 per Pre-Funded Warrant (the “Pre-Funded Warrant Price”) for aggregate gross proceeds of approximately $20.1 million, before deducting placement agent fees and other private placement expenses.

Pursuant to the Purchase Agreement, subject to the occurrence of the Second Closing Trigger (as defined below), the Company also agreed to issue and sell to the Investors in a second closing (the “Second Closing”) up to an additional 14,579,706 Shares of Common Stock or Pre-Funded Warrants in lieu of Common Stock, at the Share Price and the Pre-Funded Warrant Price, respectively, for additional aggregate gross proceeds of approximately $20.1 million, before deducting placement agent fees and other private placement expenses. The Second Closing Trigger shall occur upon (i) the achievement, during the period commencing on the date of the Initial Closing and ending on December 31, 2026, of the presentation by the Company of animal model data for its INB-619 product candidate (the “INB-619 Milestone”), and (ii) either (A) the achievement of a volume weighted average price per share of equal to or greater than 200% of the Share Price (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of the Purchase Agreement) measured during any five consecutive trading days during the 90 trading days following the date of the Company’s first announcement via a press release or Current Report on Form 8-K of the occurrence of the INB-619 Milestone (such period the “Measurement Period” and such price threshold requirement, the “Price Threshold”) or (b) the Company’s receipt of a written notice signed by the Investors holding a majority of the Securities outstanding from time to time and delivered to the Company during the Measurement Period that waives the Price Threshold for purposes of the Second Closing.

Pursuant to the Purchase Agreement, the Company may, at its sole discretion, elect to reduce the Investors’ committed investment amounts for the Second Closing, on a pro rata basis, by an amount equal to any cash proceeds received from any licensing, partnership or other collaboration agreements that are not attributable to the issuance of any equity or equity-linked securities. The Company also granted each Investor the right until December 31, 2026 to participate in a subsequent equity financing of the Company up to 200% of the amount equal to such Investor’s investment amounts for the Initial Closing and Second Closing (as adjusted pursuant to the Company’s reduction right described above).

Pre-Funded Warrants

The Pre-Funded Warrants will have an exercise price of $0.0001 per share. Each Pre-Funded Warrant will be exercisable immediately and will be exercisable until such Pre-Funded Warrant is exercised in full. In lieu of a cash payment to the Company in payment of the aggregate exercise price upon exercise of a Pre-Funded Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Under the terms of the Pre-Funded Warrants, the Company may not give effect the exercise of any such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any such Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

would exceed a percentage set at the discretion of each Investor between 0% and 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, which percentage may be increased or decreased to any other percentage up to 19.99% at the holder’s election upon 61 days’ notice to the Company.

Registration Rights Agreement

Also on December 18, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Under the Registration Rights Agreement, the Company agreed to file a registration statement (each, a “Registration Statement”) covering the resale by the Investors of the Registrable Securities no later than 30 days following the Initial Closing or Second Closing, as applicable (each a “Filing Date”).

The Company has agreed to use its reasonable best efforts to cause each Registration Statement to be declared effective at the earliest possible date after the filing thereof and in any case not more than 90 days following the filing thereof if the Securities and Exchange Commission (the “SEC”) reviews the Registration Statement (each, an “Effectiveness Deadline”). The Company has also agreed to use reasonable best efforts to keep such Registration Statement effective until the earlier of the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event that (i) a Registration Statement has not been filed by the applicable Filing Date, (ii) a Registration Statement is not declared effective by the applicable Effectiveness Deadline, or (iii) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount paid by each such Investor for the Registrable Securities covered by the Registration Statement per 30-day period or pro rata for any portion thereof during which such event continues, subject to a cap set forth in the Registration Rights Agreement.

The Company has agreed to, among other things, indemnify each Investor, each person, if any, who controls the Investors, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Investors and each person, if any, who controls the Investors within the meaning of the Securities Act or the Exchange Act against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. Each Investor has represented that, if an entity, it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an institutional “accredited investor” as defined in Rule 501(a) under Regulation D under the Securities Act, or if an individual, he or she is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D of the Securities Act. Each Investor has further represented that that it is purchasing the Shares and/or Pre-Funded Warrants solely for the Investor’s own account and not for the account of others and will not be acquiring the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act, and appropriate legends will be affixed to the securities issued in this transaction.

The foregoing descriptions of the Pre-Funded Warrants, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies or forms of which are filed as Exhibit 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agent expressly named as a third-party beneficiary therein and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

10.1*	Securities Purchase Agreement, dated as of December 18, 2025.

10.2	Registration Rights Agreement, dated as of December 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will supplementally furnish copies of omitted schedules and exhibits to the SEC or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IN8bio, Inc.

Date: December 19, 2025	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)